SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NEOPROBE CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2010 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Neoprobe Corporation, which will be held at 9:00 a.m., Eastern Daylight Time, on July 16, 2010, at the Embassy Suites Hotel, 5100 Upper Metro Place, Dublin, Ohio 43017 (phone: 614-790-9000).  The matters on the meeting agenda are described in the Notice of 2010 Annual Meeting of Stockholders and proxy statement which accompany this letter.

We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

Very truly yours,

David C. Bupp
Chief Executive Officer and President

NEOPROBE CORPORATION
425 Metro Place North, Suite 300
Dublin, Ohio 43017

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
NEOPROBE CORPORATION:

The Annual Meeting of the Stockholders of Neoprobe Corporation, a Delaware corporation (the “Company”), will be held at the Embassy Suites Hotel, 5100 Upper Metro Place, Dublin, Ohio 43017 (phone: 614-790-9000), on July 16, 2010, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three directors, to serve for a term of three years or until their successors are duly elected and qualified;

2.
To increase the authorized number of shares of the Company from 155,000,000 to 205,000,000, consisting of 200,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value;

3.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 17, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 16, 2010: The proxy statement and annual report to security holders is available at www.vfnotice.com/neoprobe.

Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or take advantage of the opportunity to vote your proxy online.

By Order of the Board of Directors

David C. Bupp
Chief Executive Officer and President

Dublin, Ohio
June 14, 2010

NEOPROBE CORPORATION

2010 ANNUAL MEETING OF STOCKHOLDERS

July 16, 2010

PROXY STATEMENT

Dated June 14, 2010

GENERAL INFORMATION

Solicitation.  This proxy statement is furnished to the stockholders of Neoprobe Corporation, a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Company’s 2010 Annual Meeting of Stockholders to be held on July 16, 2010, and any adjournment thereof.  This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about June 14, 2010.

Company Address.  The mailing address of our principal executive offices is 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

Voting Rights.  Stockholders of record at the close of business on May 17, 2010, are entitled to notice of and to vote at the Annual Meeting.  As of that date, there were 81,957,277 shares of common stock of the Company, par value $.001 per share, outstanding.  Each holder of common stock of record on May 17, 2010, is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

Authorization.  The shares represented by the accompanying proxy will be voted as directed if the proxy is properly completed, signed, and received by us.  The proxy will be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Revocation.  Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

Tabulation.  Under Section 216 of the Delaware General Corporation Law (DGCL) and our by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Shares represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as “Abstain,” “Against” or “Withhold Authority” on one or more, or all matters, or they are not marked at all (see General Information-Authorization).  Broker/dealers, who hold their customers’ shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters. The proposals to: (1) increase the authorized number of shares of our common stock; and (2) ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm, are considered routine matters.  Broker/dealers may not vote on matters considered non-routine without specific instructions from the customer who owns the shares.  The election of directors is not considered a routine matter.  Proxies signed and submitted by broker/dealers that have not been voted on certain matters are referred to as broker non-votes.  Such proxies count toward the establishment of a quorum.  We encourage you to provide voting instructions to any broker, bank or other nominee that holds your shares by carefully following the instructions provided in the notice from such entity.

Under Section 216 of the DGCL and our by-laws, the election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present.  Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect. Under Section 242 of the DGCL and our by-laws, the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares requires the affirmative vote of the holders of a majority of the shares of our outstanding common stock.  For purposes of determining the number of shares of our common stock voting on the amendment, abstentions will be counted and will have the effect of a negative vote; broker non-votes will be counted and thus will have the effect of a negative vote. The ratification of BDO Seidman, LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter.  Broker non-votes will not be counted as being in favor or against the ratification of BDO Seidman, LLP, while abstentions will be counted and will have the effect of a vote against the ratification of BDO Seidman, LLP.

Effect of Not Casting Your Vote.  If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the proposals to increase the authorized number of shares of our common stock, and ratify the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm.

ELECTION OF DIRECTORS

Nominees for Election as Directors

We presently have eight directors on our Board of Directors, comprised of two directors in one class and three directors in each of two additional classes, with terms expiring at the Annual Meetings in 2010, 2011 and 2012.  At the Annual Meeting, the nominees to the Board of Directors receiving the highest number of votes will be elected as directors to terms of three years expiring in 2013.

Each listed director’s, and director nominee’s, respective experience and qualifications described below led the Compensation, Nominating and Governance (CNG) Committee of our Board of Directors to conclude that such director is qualified to serve as a member of our Board of Directors.

David C. Bupp is currently a director of the Company and is being nominated by our Board of Directors for re-election as a director, to serve for a term of three years.  Our Board of Directors has also nominated Brendan A. Ford and Eric K. Rowinsky, M.D. for election as directors, each to serve for a term of three years.  Reuven Avital is currently a director of the Company, but will not stand for re-election.  J. Frank Whitley, Jr. is also currently a director of the Company, but is retiring as a director effective at the Annual Meeting.

Only FOR or WITHHOLD AUTHORITY votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted.  We have no reason to believe that any nominee will not stand for election or serve as a director.  In the event that a nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy.  See General Information-Tabulation.

The Board of Directors has nominated the following persons to serve as directors of the Company until the 2013 Annual Meeting:

David C. Bupp, age 61, has served as President and a director of our Company since August 1992 and as Chief Executive Officer since February 1998.  From August 1992 to May 1993, Mr. Bupp served as our Treasurer.  In addition to the foregoing positions, from December 1991 to August 1992, he was Acting President, Executive Vice President, Chief Operating Officer and Treasurer, and from December 1989 to December 1991, he was Vice President, Finance and Chief Financial Officer.  From 1982 to December 1989, Mr. Bupp was Senior Vice President, Regional Manager for AmeriTrust Company National Association, a nationally chartered bank holding company, where he was in charge of commercial and retail banking operations throughout Central Ohio. Mr. Bupp has a B.A. degree in Economics from Ohio Wesleyan University.  Mr. Bupp also completed a course of study at Stonier Graduate School of Banking at Rutgers University.

Brendan A. Ford, age 52, is being nominated to serve as a director of our Company until 2013.  Mr. Ford is a partner in Talisman Capital Partners, a private investment partnership focusing on middle-market companies.  From 1991 through 2007, Mr. Ford served in various executive positions including Executive Vice President, Business Development and Corporate Strategy with Cardinal Health, Inc., primarily in capacities related to mergers, acquisitions and related strategic activities, and was involved in over $19 billion in acquisition and disposition transactions for Cardinal.  Prior to his service with Cardinal Health, Mr. Ford practiced law with Baker and Hostetler from 1986 to 1991.  From 1980 to 1983, Mr. Ford was employed by Touche Ross LLP as a certified public accountant.  Mr. Ford has a B.S. in Business from Miami University, and a J.D. from The Ohio State University.  Mr. Ford serves as a director and board committee member for several privately held companies.

Eric K. Rowinsky, M.D., age 53, is being nominated to serve as a director of our Company until 2013.  From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory Affairs of ImClone Systems Incorporated, a life sciences company.  Prior to that, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute of Drug Development, including Director of the Institute, Director of Clinical Research and SBC Endowed Chair for Early Drug Development, and concurrently  served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio.  Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine and on active staff at the Johns Hopkins School of Medicine from 1987 to 1996.  Dr. Rowinsky is a member of the boards of directors of Biogen Idec, Inc. and of ADVENTRX Pharmaceuticals, Inc., publicly-held life sciences companies.  During the past five years, Dr. Rowinsky has also served as a director of Tapestry Pharmaceuticals, Inc., a life sciences company.  Dr. Rowinsky has extensive research and drug development experience, oncology expertise and broad scientific and medical knowledge.

Directors whose terms conclude at the 2010 Annual Meeting:

Reuven Avital, age 58, has served as a director of our Company since January 2002.  Mr. Avital is a partner and general manager of Ma’Aragim Enterprises Ltd., an investment company in Israel, and he is a board member of a number of privately-held Israeli companies, two of them in the medical device field.  Mr. Avital was a board member of Cardiosonix, Ltd. from April 2001 through December 31, 2001, when we acquired the company.  Previously, Mr. Avital served in the Israeli government in a variety of middle and senior management positions.  He is also chairman or a board member of several not-for-profit organizations, mainly involved in education for the under-privileged and international peace-building.  Mr. Avital has B.A. degrees in The History of the Middle East and International Relations from the Hebrew University of Jerusalem, and a M.P.A. from the Kennedy School of Government at Harvard University.  There were no matters of disagreement concerning the Company’s operations, policies or practices between Mr. Avital and the Company causing his decision not to stand for re-election.

J. Frank Whitley, Jr., age 68, has served as a director of our Company since May 1994.  Mr. Whitley was Director of Mergers, Acquisitions and Licensing at The Dow Chemical Company (Dow), a multinational chemical company, from June 1993 until his retirement in June 1997.  After joining Dow in 1965, Mr. Whitley served in a variety of marketing, financial, and business management functions.  Mr. Whitley is also involved with several not-for-profit health care organizations, serving as a member of their Boards of Trustees and/or Committees of the Board.  Mr. Whitley has a B.S. degree in Mathematics from Lamar State College of Technology.  Although Mr. Whitley was elected to a term ending at our 2012 Annual Meeting, he has notified the Company of his decision to retire from his position as a director of the Company effective as of the date of the 2010 Annual Meeting.  There were no matters of disagreement concerning the Company’s operations, policies or practices between Mr. Whitley and the Company causing his decision to retire.

Directors whose terms continue until the 2011 Annual Meeting:

Carl J. Aschinger, Jr., age 71, has served as a director of our Company since June 2004 and as Chairman of the Board since July 2007.  Mr. Aschinger is the Chairman of CSC Worldwide (formerly Columbus Show Case Co.), a privately-held company that manufactures showcases for the retail industry.  Mr. Aschinger also serves on the Board of Directors and as Chairman of the Audit Committee of Pinnacle Data Systems, a publicly-traded company that provides software and hardware solutions to original equipment manufacturers.  Mr. Aschinger is a former director of Liqui-Box Corporation and Huntington National Bank as well as other privately-held ventures and has served on boards or advisory committees of several not-for-profit organizations.

Owen E. Johnson, M.D., age 70, has served as a director of our Company since July 2007.  Prior to his retirement in December 2006, Dr. Johnson served as Vice President and Senior Medical Director of UnitedHealthcare of Ohio, Inc. (UHC), a subsidiary of UnitedHealth Group, where he was involved in a number of roles and activities including new technology assessment and reimbursement establishment.  During 2007, Dr. Johnson rejoined UnitedHealth Networks, a subsidiary of UnitedHealth Group, as Medical Director for their cardiac line of service.  Dr. Johnson has also served on the Board and on numerous Committees of UHC as well as other related organizations.  Prior to joining UHC, Dr. Johnson held several hospital appointments with Riverside Methodist Hospital in Columbus, Ohio.  Dr. Johnson has also been active in numerous professional, fraternal and community organizations in the Columbus, Ohio area.

Fred B. Miller, age 71, has served as a director of our Company since January 2002.  Mr. Miller serves as Chairman of the Audit Committee.  Mr. Miller is the President and Chief Operating Officer of Seicon, Limited, a privately held company that specializes in developing, applying and licensing technology to reduce seismic and mechanically induced vibration.  Mr. Miller also serves on the board of one other privately-held company.  Until his retirement in 1995, Mr. Miller had been with Price Waterhouse LLP since 1962.  Mr. Miller is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants (AICPA), a past member of the Council of the AICPA and a member and past president of the Ohio Society of Certified Public Accountants.  He also has served on the boards or advisory committees of several universities and not-for-profit organizations.  Mr. Miller has a B.S. degree in Accounting from The Ohio State University.

Directors whose terms continue until the 2012 Annual Meeting:

Kirby I. Bland, M.D., age 68, has served as a director of our Company since May 2004.  Dr. Bland currently serves as Professor and Chairman and Fay Fletcher Kerner Professor and Chairman, Department of Surgery of the University of Alabama at Birmingham (UAB) School of Medicine since 1999 and 2002, respectively, Deputy Director of the UAB Comprehensive Cancer Center since 2000 and Senior Scientist, Division of Human Gene Therapy, UAB School of Medicine since 2001.  Prior to his appointments at UAB, Dr. Bland was J. Murry Breadsley Professor and Chairman, Professor of Medical Science, Department of Surgery and Director, Brown University Integrated Program in Surgery at Brown University School of Medicine from 1993 to 1999.  Prior to his appointments at Brown University, Dr. Bland was Professor and Associate Chairman, Department of Surgery, University of Florida College of Medicine from 1983 to 1993 and Associate Director of Clinical Research at the University of Florida Cancer Center from 1991 to 1993.  Dr. Bland held a number of medical staff positions at the University of Louisville, School of Medicine from 1977 to 1983 and at M. D. Anderson Hospital and Tumor Institute from 1976 to 1977.  Dr. Bland is a member of the Board of Governors of the American College of Surgeons (ACS), a member of the ACS’ Advisory Committee, Oncology Group (ACOSOG), a member of the ACS’ American Joint Committee on Cancer Task Force and serves as Chairman of the ACS’ Breast Disease Site Committee, COC.  Dr. Bland is a past President of the Society of Surgical Oncology.  Dr. Bland received his B.S. in Chemistry/Biology from Auburn University and a M.D. degree from the University of Alabama, Medical College of Alabama.

Gordon A. Troup, age 56, has served as a director of our Company since July 2008.  Mr. Troup served as President of the Nuclear Pharmacy Services business at Cardinal Health, Inc. (Cardinal Health), a multinational medical products and services company, from January 2003 until his retirement in December 2007.  Mr. Troup joined Cardinal Health in 1990 and was appointed Group President of Pharmaceutical Distribution and Specialty Distribution Services in 1999.  Prior to joining Cardinal Health, Mr. Troup was employed for 10 years by American Hospital Supply Corporation and 3 years by Zellerbach Paper, a Mead Company.  Mr. Troup has a B.S. degree in Business Management from San Diego State University.  Mr. Troup is a member of several national healthcare trade organizations and is active in a number of not-for-profit organizations.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS

Board of Directors Meetings

Our Board of Directors held a total of eight meetings in the fiscal year ended December 31, 2009, and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.  It is our policy that all directors attend the Annual Meeting of Stockholders.  However, conflicts and unforeseen events may prevent the attendance of a director, or directors.  All members of our Board of Directors attended the 2009 Annual Meeting of Stockholders.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals within our organization.  Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance and presides over meetings of the full Board of Directors.  The Board of Directors believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board of Directors.  The Chairman of the Board also acts as a key liaison between the Board of Directors and management.  Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, our independent directors have executive sessions led by the Chairman of the Board.  Our Chairman of the Board acts as a liaison between the independent directors and the Chief Executive Officer regarding any specific feedback or issues following an executive session of independent directors, provides the Chief Executive Officer with input regarding agenda items for Board of Director and committee meetings, and coordinates with the Chief Executive Officer regarding information to be provided to the independent directors in performing their duties.

Our Chief Executive Officer and senior management are responsible for the day-to-day management of the risks we face.  Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions.  Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues.  Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures.  Compensation risks are overseen by the CNG Committee.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such area of responsibility and the steps management has taken to monitor and control such exposures.  Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or committee.

Independence

Our Board of Directors has adopted the definition of “independence” as described under Section 301 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and Nasdaq Rules 4200 and 4350.  Our Board of Directors has determined that each of Messrs. Aschinger, Avital, Ford, Miller, Troup, and Whitley, and Drs. Bland, Johnson and Rowinsky, meet the independence requirements.

Compensation, Nominating and Governance Committee

The members of the CNG Committee are Carl J. Aschinger, Jr. (Chairman), Kirby I. Bland, M.D., and Owen E. Johnson, M.D., each of whom is “independent” under the Nasdaq rules referenced above.  The CNG Committee held two meetings in the fiscal year ended December 31, 2009.  The Board of Directors adopted a written CNG Committee Charter on October 26, 2006, and amended and restated the Charter on March 1, 2007, and again on February 26, 2009.  A copy of the CNG Committee Charter, as amended, is posted on the Company’s website at www.neoprobe.com.

The CNG Committee: (1) discharges the Board of Directors’ responsibilities relating to the compensation of our directors, executive officers and associates; (2) identifies and recommends to our Board of Directors nominees for election to the Board; and (3) assists our Board of Directors in the implementation of sound corporate governance principles and practices.

With respect to its compensation functions, the Committee's purpose is to:

•	Evaluate and approve executive officer compensation and review and make recommendations to the Board with respect to director compensation, including incentive or equity-based compensation plans;
•
Review and evaluate any discussion and analysis of executive officer and director compensation included in the Company’s annual report or proxy statement, and prepare and approve any report on executive officer and director compensation for inclusion in the Company’s annual report or proxy statement required by applicable rules and regulations; and

•
Monitor and evaluate, at the Committee’s discretion, matters relating to the compensation and benefits structure of the Company and such other domestic and foreign subsidiaries or affiliates, as it deems appropriate.

The Committee strives to provide fair compensation to executive officers based on their performance and contribution to the Company and to provide incentives that attract and retain key executives, instill a long-term commitment to the Company, and develop a sense of pride and Company ownership, all in a manner consistent with stockholder interests.  In addition, the Committee strives to provide fair compensation to directors, taking into consideration compensation paid to directors of comparable companies and the specific duties of each director.

With respect to its nominating and governance functions, the Committee’s purpose is to:

•
Assist the Board of Directors by identifying individuals qualified to become Board members, and recommend to the Board of Directors the director nominees whenever directors are to be appointed or elected, whether at the next annual meeting of stockholders or otherwise;

•
Review the qualifications and independence of the members of the Board of Directors and its various committees on a periodic basis and make any recommendations to the Board of Directors which the Committee may deem appropriate concerning any recommended changes in the composition or membership of the Board of Directors, or any of its committees;

•	Develop and recommend to the Board of Directors any policies it may deem appropriate with regard to consideration of director candidates to be recommended to security holders;
•	Develop and recommend to the Board of Directors corporate governance principles applicable to the Company;
•	Conduct the annual review of the performance of the Board of Directors, the Committees of the Board of Directors and Company’s executive management;
•	Recommend to the Board of Directors director nominees for each committee; and
•	Develop and recommend to the Board of Directors any policies or processes it may deem appropriate for security holders to send communications to the Board of Directors.

Our directors play a critical role in guiding our strategic direction and oversee the management of our Company.  Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of stockholders, and personal integrity and judgment.  In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.  Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by the Committee in determining candidates for the Board.

Our Board of Directors will consider the recommendations of stockholders regarding potential director candidates.  In order for stockholder recommendations regarding possible director candidates to be considered by our Board of Directors:

•
such recommendations must be provided to the Board of Directors c/o Brent L. Larson, Neoprobe Corporation, 425 Metro Place North, Suite 300, Dublin, Ohio 43017, in writing at least 120 days prior to the one year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting;

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended;
•	the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate; and
•	the stockholder must follow the procedures set forth in Article III, Section 2 of our By-Laws.

Audit Committee

The Audit Committee of the Board of Directors selects our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, and the adequacy of our internal control procedures.  The members of our Audit Committee are: Fred B. Miller (Chairman), Reuven Avital, Gordon A. Troup, and J. Frank Whitley, Jr., each of whom is “independent” under the Nasdaq rules referenced above.  The Board of Directors has determined that Fred B. Miller meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC.  The Audit Committee held five meetings in the fiscal year ended December 31, 2009.  The Board of Directors adopted a written Amended and Restated Audit Committee Charter on April 30, 2004.  A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.neoprobe.com.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to their year-end audit plan, the results of their quarterly reviews conducted in accordance with Statement on Auditing Standards No. 100, the auditor’s report of audit, and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to the adequacy of our internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected BDO Seidman, LLP (“BDO Seidman”) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2009.  The Audit Committee has reviewed and discussed with management and BDO Seidman our audited financial statements; discussed with BDO Seidman the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; received the written disclosures and the letter from BDO Seidman required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO Seidman their independence from our Company.

Based on the reviews and discussions with management and BDO Seidman, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee.  As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that each of Messrs. Avital, Miller, Troup and Whitley is independent under Rule 4350(d) of the Nasdaq Stock Market and is financially literate.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2009, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Fred B. Miller, Chairman
Reuven Avital
Gordon A. Troup
J. Frank Whitley, Jr.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES

Our Restated Certificate of Incorporation currently authorizes us to issue up to 150,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of our preferred stock, $.001 par value.

Our Board of Directors has adopted, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 150,000,000 shares to 200,000,000 shares.  Under the amendment, Section 4.1 of Article FOUR of the Amended and Restated Certificate of Incorporation would read:

4.1           AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 205,000,000 shares, consisting of:

(a)           200,000,000 shares of Common Stock, par value $.001 per share (the Common Stock); and

(b)           5,000,000 shares of Preferred Stock, par value $.001 per share (the Preferred Stock).

As of May 24, 2010, of the 150,000,000 shares of common stock presently authorized, 82,003,529 shares were issued and outstanding, 58,023,511 shares were reserved for issuance under our stock option plans or related to outstanding warrants and convertible securities, and 9,972,960 shares were not reserved for any other specific use and were available for future issuances.  If our stockholders approve the amendment to our Certificate of Incorporation to increase our authorized shares, we will have 59,972,960 shares of common stock that are not reserved for any specific use and are available for future issuances.

Our Board of Directors believes that the 9,972,960 shares of common stock that are not reserved and which are available for issuance do not provide us with sufficient flexibility to act in a timely manner in meeting future capital needs.  We anticipate that we may in the future need to issue additional shares in connection with one or more of the following:

•	meeting minimum stockholder equity requirements to qualify our common stock for listing on a national stock exchange;
•	acquisitions;
•	strategic investments;
•	corporate transactions, such as stock splits or stock dividends;
•	financing transactions, such as public offerings of common stock or convertible securities;
•	incentive and employee benefit plans; and
•	otherwise for corporate purposes that have not yet been identified.

In order to provide our Board of Directors with certainty and flexibility to meet such needs, the Board of Directors believes it is in the best interests of our Company at this time to increase the number of authorized shares of our common stock.  No such transactions are currently under consideration by the Board of Directors.  If this proposal is not adopted, management believes we will be severely limited in our ability to raise capital and may be precluded from qualifying our common stock for listing on a national securities exchange.  Further, if we are unsuccessful in gaining approval for this increase in our authorized shares, and other funding sources are not available to us, our ability to pursue planned development and commercialization activities may be limited or delayed.

If this proposal is adopted, the additional authorized shares of common stock may be issued upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which our common stock may then be listed.  For example, in the future should our common stock be listed on a national securities exchange (rather than the OTC Bulletin Board where it currently trades), then the approval of our stockholders would be required in certain additional situations, including: (i) in connection with the acquisition of certain stock or assets, including another business, from a director, officer or substantial shareholder, or from an entity in which one of such persons is a substantial stockholder, or from an entity in which one of such persons has a substantial direct or indirect interest, and the stock issuable in such transaction could result in an increase in the number of shares or voting power of the outstanding shares of 5% or more, (ii) in a transaction or a series of transactions (except for a public offering of common stock for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more, (iii) where the issuance of common stock would result in a change of control of our Company, or (iv) in connection with a stock option or purchase plan under which stock may be acquired by officers or directors.  The ability of our Board of Directors to issue shares from the additional authorized shares will allow the Board, except under the limited circumstances discussed in this paragraph, to perform the functions for which they are currently empowered under our Restated Certificate of Incorporation and by-laws in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further stockholder approval of the specific transaction.

Our stockholders do not have preemptive rights with respect to future issuances of additional shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock of our Company in order to maintain their proportionate ownership interest.  As a result, the issuance of a significant amount of additional authorized common stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each company stockholder who does not purchase additional shares to maintain his or her pro rata interest.  As additional shares are issued, the shares owned by our existing stockholders will represent a smaller percentage ownership interest in our Company.  For instance, a stockholder who currently owns 100,000 shares of our common stock has 0.12% of our total outstanding shares of common stock.  If, however, the proposal is approved and all 50,000,000 of the additional shares of common stock are issued, the stockholder’s 100,000 shares then would represent approximately 0.08% of our total outstanding shares of common stock.  In addition, the issuance of additional shares of our common stock could result in a decrease in the trading price of our common stock, depending on the price at which such shares are issued.

Possible Anti-Takeover Effects of the Proposal

Our Board of Directors does not intend or view the proposed increase in the number of authorized shares of our common stock as an anti-takeover measure, but rather, as a means of providing greater flexibility to the Board of Directors as indicated above.  Nevertheless, the proposed increase in our authorized shares could enable the Board of Directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of our Company, even if the holders of our common stock deem such acquisition of control of our Company to be in their best interests.  The issuance of additional shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of our Company.  As of the date of this proxy statement, our Board of Directors and our management are not aware of any attempt or plan to takeover or acquire our Company or our common stock, and the proposal to increase the authorized shares of our common stock was not prompted by any takeover or acquisition effort or threat. Other than the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, our Board of Directors does not currently contemplate recommending the adoption of any other proposals or amendments to our Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company.

Required Vote

The affirmative vote of the holders of a majority of the shares of our outstanding common stock is required to adopt this proposal.  It will become effective upon the filing of an Amended Certificate of Incorporation with the Secretary of State of Delaware, which we intend to make on July 19, 2010, the first business day following the completion of the Annual Meeting.

The Board of Directors recommends that our stockholders vote “FOR” approval of the amendment to our Restated Certificate of Incorporation.

Stockholder Communications

Stockholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing to c/o Brent L. Larson, Neoprobe Corporation, 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

Executive Officers

In addition to Mr. Bupp, the following individuals are executive officers of our Company and serve in the position(s) indicated below:

Name	Age	Position

Anthony K. Blair	49	Vice President, Manufacturing Operations
Rodger A. Brown	59	Vice President, Regulatory Affairs and Quality Assurance
Frederick O. Cope, Ph.D.	63	Vice President, Pharmaceutical Research and Clinical Development
Brent L. Larson	47	Vice President, Finance; Chief Financial Officer; Treasurer and Secretary
Douglas L. Rash	66	Vice President, Marketing

Anthony K. Blair has served as Vice President, Manufacturing Operations of our Company since July 2004.  Prior to joining our Company, he served as Vice President, Manufacturing Operations of Enpath Medical, Lead Technologies Division, formerly known as Biomec Cardiovascular, Inc. from 2002 to June 2004.  From 1998 through 2001, Mr. Blair led the manufacturing efforts at Astro Instrumentation, a medical device contract manufacturer.  From 1989 to 1998 at Ciba Corning Diagnostics (now Bayer), Mr. Blair held managerial positions including Operations Manager, Materials Manager, Purchasing Manager and Production Supervisor.  From 1985 to 1989, Mr. Blair was employed by Bailey Controls and held various positions in purchasing and industrial engineering.  Mr. Blair started his career at Fisher Body, a division of General Motors, in production supervision.  Mr. Blair has a B.B.A. degree in management and labor relations from Cleveland State University.

Rodger A. Brown has served as Vice President, Regulatory Affairs and Quality Assurance of our Company since November 2000.  From July 1998 through November 2000, Mr. Brown served as our Director, Regulatory Affairs and Quality Assurance.  Prior to joining our Company, Mr. Brown served as Director of Regulatory Affairs and/ Quality Assurance for Biocore Medical Technologies, Inc. from April 1997 to April 1998.  From 1981 through 1996, Mr. Brown served as Director, Regulatory Affairs/Quality Assurance for E for M Corporation, a subsidiary of Marquette Electronics, Inc.

Frederick O. Cope, Ph.D., F.A.C.N., C.N.S., has served as Vice President, Pharmaceutical Research and Clinical Development of our Company since February 2009.  Prior to accepting this position with the Company, Dr. Cope served as the Assistant Director for Research and Head of Program Research Development for The Ohio State University Comprehensive Cancer Center, The James Cancer Hospital and The Richard J. Solove Research Institute, from April 2001 to February 2009.  Dr. Cope is also active in a number of professional and scientific organizations such as serving as an editorial reviewer for several professional journals, and as an advisor/director to the research program of Roswell Park Memorial Cancer Center.  Dr. Cope received his BSc from the Delaware Valley College of Science and Agriculture, his MS from Millersville University of Pennsylvania and his Ph.D. from the University of Connecticut.

Brent L. Larson has served as Vice President, Finance, Chief Financial Officer and Treasurer of our Company since February 1999 and as Secretary since 2003.  Prior to that, he served as our Vice President, Finance from July 1998 to January 1999 and as Controller from July 1996 to June 1998.  Before joining our Company, Mr. Larson was employed by Price Waterhouse LLP.  Mr. Larson has a B.B.A. degree in accounting from Iowa State University of Science and Technology and is a Certified Public Accountant.

Douglas L. Rash has served as Vice President, Marketing of our Company since January 2005.  Prior to that, Mr. Rash was Neoprobe’s Director, Marketing and Product Management from March to December 2004.  Before joining our Company, Mr. Rash served as Vice President and General Manager of MTRE North America, Inc. from 2000 to 2003.  From 1994 to 2000, Mr. Rash served as Vice President and General Manager (Medical Division) of Cincinnati Sub-Zero, Inc.  From 1993 to 1994, Mr. Rash was Executive Vice President of Everest & Jennings International, Ltd.  During his nine-year career at Gaymar Industries, Inc. from 1984 to 1993, Mr. Rash held positions as Vice President and General Manager (Clinicare Division) and Vice President, Marketing and Sales (Acute Care Division).  From 1976 to 1984, Mr. Rash held management positions at various divisions of British Oxygen Corp.  Mr. Rash has a B.S. degree in Business Administration with a minor in Chemistry from Wisconsin State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of May 24, 2010, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executives (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Carl J. Aschinger, Jr.	373,500	(a)	(m)
Reuven Avital	484,256	(b)	(m)
Kirby I. Bland, M.D.	205,000	(c)	(m)
David C. Bupp	6,955,706	(d)	7.9%
Frederick O. Cope, Ph.D.	19,173	(e)	(m)
Owen E. Johnson, M.D.	75,000	(f)	(m)
Brent L. Larson	697,987	(g)	(m)
Fred B. Miller	386,000	(h)	(m)
Gordon A. Troup	50,000	(i)	(m)
J. Frank Whitley, Jr.	286,500	(j)	(m)
All directors and officers as a group	10,382,279	(k)(n)	11.5%
(13 persons)

Platinum Montaur Life Sciences, LLC	7,614,107	(l)	9.3%

(*)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.  Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**)	Percent of class is calculated on the basis of the number of shares outstanding on May 24, 2010, plus the number of shares the person has the right to acquire within 60 days of May 24, 2010.
(a)
This amount includes 150,000 shares issuable upon exercise of options which are exercisable within 60 days and 200 shares held in a trust account for which Mr. Aschinger is the custodian, but does not include 30,000 shares of unvested restricted stock.

(b)
This amount consists of 139,256 shares of our common stock owned by Mittai Investments Ltd. (Mittai), an investment fund under the management and control of Mr. Avital, and 195,000 shares issuable upon exercise of options which are exercisable within 60 days but does not include 30,000 shares of unvested restricted stock.  The shares held by Mittai were obtained through a distribution of 2,785,123 shares previously held by Ma’Aragim Enterprise Ltd. (Ma’Aragim), another investment fund under the management and control of Mr. Avital.  On February 28, 2005, Ma’Aragim distributed its shares to the partners in the fund.  Mr. Avital is not an affiliate of the other fund to which the remaining 2,645,867 shares were distributed.  Of the 2,785,123 shares previously held by Ma’Aragim, 2,286,712 were acquired in exchange for surrendering its shares in Cardiosonix Ltd. on December 31, 2001, in connection with our acquisition of Cardiosonix, and 498,411 were acquired by Ma’Aragim based on the satisfaction of certain developmental milestones on December 30, 2002, associated with our acquisition of Cardiosonix.

(c)	This amount includes 180,000 shares issuable upon exercise of options which are exercisable within 60 days but does not include 30,000 shares of unvested restricted stock.

(d)
This amount includes 1,548,333 shares issuable upon exercise of options which are exercisable within 60 days, 770,000 warrants which are exercisable within 60 days, a promissory note convertible into 3,225,806 shares of our common stock, 213,746 shares that are held by Mr. Bupp’s wife for which he disclaims beneficial ownership and 125,972 shares in Mr. Bupp’s account in the 401(k) Plan, but it does not include 1,000,000 shares of unvested restricted stock and 66,667 shares issuable upon exercise of options which are not exercisable within 60 days.

(e)
This amount includes 16,667 shares issuable upon exercise of options which are exercisable within 60 days and 2,506 shares in Dr. Cope’s account in the 401(k) Plan, but it does not include 175,000 shares of unvested restricted stock and 108,333 shares issuable upon exercise of options which are not exercisable within 60 days.

(f)	This amount includes 40,000 shares issuable upon exercise of options which are exercisable within 60 days but does not include 30,000 shares of unvested restricted stock.
(g)
This amount includes 481,667 shares issuable upon exercise of options which are exercisable within 60 days and 92,928 shares in Mr. Larson’s account in the 401(k) Plan, but it does not include 125,000 shares of unvested restricted stock and 108,333 shares issuable upon exercise of options which are not exercisable within 60 days.

(h)
This amount includes 255,000 shares issuable upon exercise of options which are exercisable within 60 days and 81,000 shares held by Mr. Miller’s wife for which he disclaims beneficial ownership, but does not include 30,000 shares of unvested restricted stock.

(i)	This amount includes 20,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 30,000 shares of unvested restricted stock.
(j)	This amount includes 225,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 30,000 shares of unvested restricted stock.
(k)
This amount includes 3,853,334 shares issuable upon exercise of options which are exercisable within 60 days, 770,000 warrants which are exercisable within 60 days, a promissory note convertible into 3,225,806 shares of our common stock, 294,946 shares that are held by spouses of our Directors and Officers or in trusts for which they are custodian but for which they disclaim beneficial ownership, and 273,896 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 1,680,000 shares of unvested restricted stock and 526,666 shares issuable upon the exercise of options which are not exercisable within 60 days.  The Company itself is the trustee of the Neoprobe 401(k) Plan and may, as such, share investment power over common stock held in such plan.  The trustee disclaims any beneficial ownership of shares held by the 401(k) Plan.  The 401(k) Plan holds an aggregate total of 624,627 shares of common stock.

(l)
Based on information filed on Schedule 13G with the Securities and Exchange Commission on August 18, 2009 and information supplied subsequently by holder.  The number of shares beneficially owned by Platinum-Montaur Life Sciences, LLC (Montaur), 152 W. 57th Street, 54th Floor, New York, NY 10019, does not include 17,061,538 shares of common stock issuable upon conversion of a 10% Series A Convertible Senior Secured Promissory Note issued to Montaur on December 26, 2007, as amended (the Series A Note), 8,333,333 shares of common stock issuable upon conversion of a 10% Series B Convertible Senior Secured Promissory Note issued to Montaur on April 16, 2008, as amended (the Series B Note), 6,000,000 shares of common stock issuable upon conversion of 3,000 shares Series A 8% Cumulative Convertible Preferred Stock issued to Montaur on December 5, 2008 (the Preferred Stock), 6,000,000 shares of common stock issuable upon exercise of a Series W Warrant issued to Montaur on December 26, 2007, as amended (the Series W Warrant), 8,333,333 shares of common stock issuable upon exercise of a Series X Warrant issued to Montaur on April 16, 2008, as amended (the Series X Warrant), and 2,400,000 shares of common stock issuable upon exercise of a Series AA Warrant issued to Montaur on July 24, 2009 (the Series AA Warrant). The Certificates of Designation of the Preferred Stock, the Series A Note, the Series B Note, the Series W Warrant, the Series X Warrant and the Series AA Warrant each provide that the holder of shares of the Preferred Stock, the Series A Note, the Series B Note, the Series W Warrant, the Series X Warrant and the Series AA Warrant, respectively, may not convert any of the preferred stock or notes or exercise any of the warrants to the extent that such conversion or exercise would result in the holder and its affiliates together beneficially owning more than 4.99% or 9.99% of the outstanding shares of Common Stock, except on 61 days’ prior written notice to Neoprobe that the holder waives such limitation.  Effective September 23, 2009, the 4.99% limitation, however, does not apply to shares of Common Stock issued as a dividend on the Preferred Stock or shares of Common Stock issued as interest on the Series A Note or the Series B Note.

(m)	Less than one percent.
(n)	The address of all directors and executive officers is c/o Neoprobe Corporation, 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other two highest paid executive officers during the last fiscal year (the Named Executives) for the two fiscal years.
last
				(b)	(c)	(d)
			(a)	Option	Restricted	All Other	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Stock Awards	Compensation	Compensation

David C. Bupp	2009	$335,000	$45,000	$—	$565,308	$8,621	$953,929
President and	2008	325,000	40,000	57,953	107,717	9,439	540,109
Chief Executive Officer

Frederick O. Cope, Ph.D.	2009	$175,000	$25,000	$78,520	$147,328	$4,360	$430,208
Vice President,	2008	—	—	—	—	—	—
Pharmaceutical Research
and Clinical Development

Brent L. Larson	2009	$184,000	$15,313	$65,247	$82,426	$4,934	$351,920
Vice President, Finance and	2008	177,000	15,000	14,488	17,953	5,442	229,883
Chief Financial Officer

(a)	Bonuses, if any, have been disclosed for the year in which they were earned (i.e., the year to which the service relates).
(b)
Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.  Assumptions made in the valuation of stock option awards are disclosed in Note 1(o) of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission March 31, 2010, a copy of which has been delivered to stockholders with this proxy statement.

(c)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(d)
Amount represents life insurance premiums and club dues paid during the fiscal year for the benefit of the Named Executives and matching contributions under the Neoprobe Corporation 401(k) Plan (the Plan).  Eligible employees may make voluntary contributions and we may, but are not obligated to, make matching contributions based on 40 percent of the employee’s contribution, up to 5 percent of the employee’s salary.  Employee contributions are invested in mutual funds administered by an independent plan administrator.  Company contributions, if any, are made in the form of shares of common stock.  The Plan qualifies under section 401 of the Internal Revenue Code, which provides that employee and company contributions and income earned on contributions are not taxable to the employee until withdrawn from the Plan, and that we may deduct our contributions when made.

Outstanding Equity Awards at Fiscal Year End

The following table presents certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2009.
	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration			Number of Unearned	Market Value of Unearned
Name	Exercisable	Unexercisable	Price	Date	Note		Shares	Shares (o)	Note

David C. Bupp	180,000	—	$0.41	1/3/2011		(a)	300,000	$366,000		(n)
	180,000	—	$0.42	1/7/2012		(b)	400,000	$488,000		(o)
	100,000	—	$0.14	1/15/2013		(c)	300,000	$366,000		(q)
	70,000	—	$0.13	2/15/2013		(d)
	125,000	—	$0.30	1/7/2014		(e)
	150,000	—	$0.49	7/28/2014		(f)
	200,000	—	$0.39	12/10/2014		(g)
	200,000	—	$0.26	12/27/2015		(h)
	300,000	—	$0.27	12/15/2016		(i)
	66,667	133,333	$0.362	1/3/2018		(j)

Frederick O. Cope, Ph.D.	—	50,000	$0.65	2/16/2019		(l)	100,000	$122,000		(p)
	—	75,000	$1.10	10/30/2019		(m)	75,000	$91,500		(r)

Brent L. Larson	60,000	—	$0.41	1/3/2011		(a)	50,000	$61,000		(n)
	50,000	—	$0.42	1/7/2012		(b)	75,000	$91,500		(r)
	40,000	—	$0.14	1/15/2013		(c)
	30,000	—	$0.13	2/15/2013		(d)
	70,000	—	$0.30	1/7/2014		(e)
	50,000	—	$0.49	7/28/2014		(f)
	50,000	—	$0.39	12/10/2014		(g)
	40,000	—	$0.26	12/27/2015		(h)
	50,000	—	$0.27	12/15/2016		(i)
	16,667	33,333	$0.362	1/3/2018		(j)
	—	25,000	$0 59	1/5/2009		(k)
	—	75,000	$1.10	10/30/2009		(m)

(a)	Options were granted 1/3/2001 and vested as to one-third on each of the first three anniversaries of the date of grant.
(b)	Options were granted 1/7/2002 and vested as to one-third on each of the first three anniversaries of the date of grant.
(c)	Options were granted 1/15/2003 and vested as to one-third on each of the first three anniversaries of the date of grant.
(d)	Options were granted 2/15/2003 and vested as to one-third on each of the first three anniversaries of the date of grant.
(e)	Options were granted 1/7/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(f)	Options were granted 7/28/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(g)	Options were granted 12/10/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(h)	Options were granted 12/27/2005 and vested as to one-third immediately and on each of the first two anniversaries of the date of grant.
(i)	Options were granted 12/15/2006 and vested as to one-third on each of the first three anniversaries of the date of grant.
(j)	Options were granted 1/3/2008 and vest as to one-third on each of the first three anniversaries of the date of grant.
(k)	Options were granted 1/5/2009 and vest as to one-third on each of the first three anniversaries of the date of grant.
(l)	Options were granted 2/16/2009 and vest as to one-third on each of the first three anniversaries of the date of grant.
(m)	Options were granted 10/30/2009 and vest as to one-third on each of the first three anniversaries of the date of grant.
(n)
Restricted shares granted January 3, 2008.  Pursuant to the terms of Restricted Stock Agreements between the Company and each grantee, the restricted shares will vest upon the approval of a New Drug Application (NDA) for Lymphoseek by the United States Food and Drug Administration (FDA).  If the employment of a grantee with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the Restricted Stock Agreements all restricted shares that have not vested at the effective date of such grantee’s termination shall immediately be forfeited by the grantee.  Pursuant to its authority under Section 3.2 of the Restricted Stock Agreements the Company’s Compensation, Nominating and Governance Committee eliminated the forfeiture provision in Section 3.2(b) of the Restricted Stock Agreements effective January 1, 2009, which provision effected the forfeiture of the shares if the vesting event did not occur before June 30, 2010.

(o)
Restricted shares granted January 1, 2009.  Pursuant to the terms of the Restricted Stock Agreement between the Company and Mr. Bupp, the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA or the approval of marketing authorization for Lymphoseek by the European Medicines Agency (EMEA).  All of the restricted shares vest upon the occurrence of a Termination Without Cause or in the event of an End of Term Termination or in the event of a Change of Control as defined in Mr. Bupp’s employment agreement.  If the employment of Mr. Bupp with the Company is terminated for reasons other than a Termination Without Cause, an End of Term Termination, or a Change of Control before all of the restricted shares have vested, then pursuant to the terms of the Restricted Stock Agreement all restricted shares that have not vested at the effective date of Mr. Bupp’s termination shall immediately be forfeited by Mr. Bupp.

(p)
Restricted shares granted February 16, 2009.  Pursuant to the terms of the Restricted Stock Agreement between the Company and Dr. Cope, 50% of the restricted shares will vest upon the approval of a NDA for Lymphoseek by FDA or the approval of marketing authorization for Lymphoseek by the EMEA and 50% of the restricted shares will vest upon the commencement of patient enrollment in a Phase 3 clinical trial in humans of RIGScan CR.  All of the restricted shares vest upon the occurrence of a Change of Control as defined in Dr. Cope’s employment agreement.  If the employment of Dr. Cope with the Company is terminated for reasons other than a Change of Control before all of the restricted shares have vested, then pursuant to the terms of the Restricted Stock Agreement all restricted shares that have not vested at the effective date of Dr. Cope’s termination shall immediately be forfeited by Dr. Cope.

(q)
Restricted shares granted December 1, 2009.  Pursuant to the terms of the Restricted Stock Agreement between the Company and Mr. Bupp, the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA or the approval of marketing authorization for Lymphoseek by the EMEA.  All of the restricted shares vest upon the occurrence of a Termination Without Cause or in the event of an End of Term Termination or in the event of a Change of Control as defined in the Restricted Stock Agreement.  If the employment of Mr. Bupp with the Company is terminated for reasons other than a Termination Without Cause, an End of Term Termination, or a Change of Control before all of the restricted shares have vested, then pursuant to the terms of the Restricted Stock Agreement all restricted shares that have not vested at the effective date of Mr. Bupp’s termination shall immediately be forfeited by Mr. Bupp.

(r)
Restricted shares granted December 1, 2009.  Pursuant to the terms of Restricted Stock Agreements between the Company and each grantee, the restricted shares will vest upon the approval of a NDA for Lymphoseek by the FDA or the approval of marketing authorization for Lymphoseek by the EMEA.  All of the restricted shares vest upon the occurrence of a Change of Control as defined in the Restricted Stock Agreement.  If the employment of a grantee with the Company is terminated for reasons other than a Change of Control before all of the restricted shares have vested, then pursuant to the terms of the Restricted Stock Agreements all restricted shares that have not vested at the effective date of such grantee’s termination shall immediately be forfeited by the grantee.

(s)
Estimated by reference to the closing market price of the Company’s common stock on December 31, 2009, pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K.  The closing price of the Company’s common stock on December 31, 2009, was $1.22.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2009, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval.  The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	5,689,500	$0.44	464,500

Equity compensation plans not approved by security holders	—	—	—

Total	5,689,500	$0.44	464,500

Employment and Other Compensation Agreements

Our Named Executive Officers are employed under employment agreements of varying terms as outlined below.  In addition, the CNG Committee of the Board of Directors will, on an annual basis, review the performance of our Company and may pay bonuses to our executives as the CNG Committee deems appropriate, in its discretion.  Such review and bonus will be consistent with any bonus plan adopted by the CNG Committee that covers Mr. Bupp as well as the executive officers of our Company generally.

David C. Bupp

Employment Agreement.  David C. Bupp is employed under a 36-month employment agreement effective January 1, 2010.  The employment agreement provides for an annual base salary of $355,000.

The Board of Directors and/or the CNG Committee will, on an annual basis, review the performance of our Company and of Mr. Bupp and may pay a bonus to Mr. Bupp as it deems appropriate, in its discretion.  Such review and bonus will be consistent with any bonus plan adopted by the CNG Committee that covers the executive officers of the Company generally.  For the calendar year ending December 31, 2010, the CNG Committee has determined that the maximum bonus payment to Mr. Bupp will be $125,000.  Additionally, as a result of the positive outcome of the Company’s March 2010 meeting with FDA, the CNG Committee authorized payment to Mr. Bupp of a cash bonus in the amount of $45,000 following (1) the Company’s receipt from FDA of the official minutes of the March 2010 meeting at which FDA reviewed the Company’s Phase 3 clinical data from the NEO3-05 trial for Lymphoseek; and (2) the CNG Committee’s determination that the findings of FDA contained in the official minutes of the March 2010 meeting are consistent with the positive outcome of the meeting reported by Mr. Bupp.

If a change in control occurs with respect to our Company and the employment of Mr. Bupp is concurrently or subsequently terminated:

•	by the Company without cause (cause is defined as any willful breach of a material duty by Mr. Bupp in the course of his employment or willful and continued neglect of his duty as an employee);

•	by the expiration of the term of Mr. Bupp’s employment agreement; or

•
by the resignation of Mr. Bupp because his title, authority, responsibilities, salary, bonus opportunities or benefits have materially diminished, a material adverse change in his working conditions has occurred, his services are no longer required in light of the Company’s business plan, or we breach the agreement;

then, Mr. Bupp will be paid a severance payment of $887,500 (less amounts paid as Mr. Bupp’s salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause).

For purposes of Mr. Bupp’s employment agreement, a change in control includes:

•
the acquisition, directly or indirectly, by a person (other than our Company, an employee benefit plan established by the Board of Directors, or a participant in a transaction approved by the Board of Directors for the principal purpose of raising additional capital) of beneficial ownership of 30% or more of our securities with voting power in the next meeting of holders of voting securities to elect the directors;

•	a majority of the Directors elected at any meeting of the holders of our voting securities are persons who were not nominated by our then current Board of Directors or an authorized committee thereof;

•
our stockholders approve a merger or consolidation of our Company with another person, other than a merger or consolidation in which the holders of our voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or

•
our stockholders approve a transfer of substantially all of our assets to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by us or by the holders of our voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

Mr. Bupp will be paid a severance amount of $532,500 if his employment is terminated at the end of his employment agreement or without cause.  If Mr. Bupp is terminated without cause, his benefits will continue for the longer of 36 months or the full term of the agreement.

Compensation of Other Named Executives

Our Executive Officers are employed under employment agreements of varying terms as outlined below.  In addition, the CNG Committee will, on an annual basis, review the performance of our Company and may pay bonuses to our executives as it deems appropriate, in its discretion.  Such review and bonus will be consistent with any bonus plan adopted by the CNG Committee that covers Mr. Bupp as well as the executive officers of the Company generally.

Frederick O. Cope, Ph.D.

Employment Agreement.  Frederick Cope is employed under an employment agreement effective February 15, 2010 through December 31, 2010.  The employment agreement provides for an annual base salary of $211,000.

The CNG Committee will, on an annual basis, review the performance of our Company and of Dr. Cope and may pay a bonus to Dr. Cope as it deems appropriate, in its discretion.  Such review and bonus will be consistent with any bonus plan adopted by the CNG Committee that covers the executive officers of the Company generally.  For the calendar year ending December 31, 2010, the CNG Committee has determined that the maximum bonus payment to Dr. Cope will be $52,750.  Additionally, as a result of the positive outcome of the Company’s March 2010 meeting with FDA, the CNG Committee authorized payment to Dr. Cope of a cash bonus in the amount of $25,000 following (1) the Company’s receipt from FDA of the official minutes of the March 2010 meeting at which FDA reviewed the Company’s Phase 3 clinical data from the NEO3-05 trial for Lymphoseek; and (2) the CNG Committee’s determination that the findings of FDA contained in the official minutes of the March 2010 meeting are consistent with the positive outcome of the meeting reported by Mr. Bupp.

If a change in control occurs with respect to our Company and the employment of Dr. Cope is concurrently or subsequently terminated:

•	by the Company without cause (cause is defined as any willful breach of a material duty by Dr. Cope in the course of his employment or willful and continued neglect of his duty as an employee);

•	by the expiration of the term of Dr. Cope’s employment agreement; or

•
by the resignation of Dr. Cope because his title, authority, responsibilities, salary, bonus opportunities or benefits have materially diminished, a material adverse change in his working conditions has occurred, his services are no longer required in light of the Company’s business plan, or we breach the agreement;

then, Dr. Cope will be paid a severance payment of $422,000 and will continue his benefits for the longer of 12 months or the remaining term of his employment agreement.

For purposes of Dr. Cope’s employment agreement, a change in control includes:

•
the acquisition, directly or indirectly, by a person (other than our Company, an employee benefit plan established by the Board of Directors, or a participant in a transaction approved by the Board of Directors for the principal purpose of raising additional capital) of beneficial ownership of 30% or more of our securities with voting power in the next meeting of holders of voting securities to elect the directors;

•	a majority of the directors elected at any meeting of the holders of our voting securities are persons who were not nominated by our then current Board of Directors or an authorized committee thereof;

•
our stockholders approve a merger or consolidation of our Company with another person, other than a merger or consolidation in which the holders of our voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or

•
our stockholders approve a transfer of substantially all of the assets of our Company to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by us or by the holders of our voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

Dr. Cope will be paid a severance amount of $211,000 if his employment is terminated at the end of his employment agreement or without cause.  If Dr. Cope is terminated without cause, his benefits will continue for the longer of 12 months or the full term of the agreement.

Brent L. Larson

Employment Agreement.  Brent Larson is employed under a 24-month employment agreement effective January 1, 2009.  The employment agreement provides for an annual base salary of $184,000.  Effective January 1, 2010, Mr. Larson’s annual base salary was increased to $195,000.

The CNG Committee will, on an annual basis, review the performance of our Company and of Mr. Larson and may pay a bonus to Mr. Larson as it deems appropriate, in its discretion.  Such review and bonus will be consistent with any bonus plan adopted by the CNG Committee that covers the executive officers of the Company generally.  For the calendar year ending December 31, 2010, the CNG Committee has determined that the maximum bonus payment to Mr. Larson will be $40,000.  Additionally, as a result of the positive outcome of the Company’s March 2010 meeting with FDA, the CNG Committee authorized payment to Mr. Larson of a cash bonus in the amount of $17,500 following (1) the Company’s receipt from FDA of the official minutes of the March 2010 meeting at which FDA reviewed the Company’s Phase 3 clinical data from the NEO3-05 trial for Lymphoseek; and (2) the CNG Committee’s determination that the findings of FDA contained in the official minutes of the March 2010 meeting are consistent with the positive outcome of the meeting reported by Mr. Bupp.

The terms of Mr. Larson’s employment agreement are substantially identical to Dr. Cope’s employment agreement, except that:

•	If a change in control occurs with respect to our Company and the employment of Mr. Larson is concurrently or subsequently terminated, then Mr. Larson will be paid a severance payment of $360,000; and

•	Mr. Larson will be paid a severance amount of $184,000 if his employment is terminated at the end of his employment agreement or without cause.

The CNG Committee will, on an annual basis, review the performance of our Company and of Mr. Larson and may pay a bonus to Mr. Larson as it deems appropriate, in its discretion.  Such review and bonus will be consistent with any bonus plan adopted by the CNG Committee that covers the executive officers of the Company generally.

Compensation of Directors

Each non-employee director received an annual cash retainer of $20,000 and earned an additional $2,000 per board meeting attended in person or $500 per telephonic board meeting during the fiscal year ended December 31, 2009.  The Chairmen of the Company’s Board of Directors and Audit Committee each received an additional annual retainer of $10,000 for their services in those capacities during 2009.  Members of committees of the Company’s Board of Directors earned an additional $500 to $1,000, depending on the type of meeting, per committee meeting attended in person or telephonically.  We also reimbursed non-employee directors for travel expenses for meetings attended during 2009.

Each non-employee director also received 10,000 options to purchase common stock and 30,000 shares of restricted stock as a part of the Company’s annual stock incentive grants, in accordance with the provisions of the Neoprobe Corporation Second Amended and Restated 2002 Stock Incentive Plan.  The options granted to purchase common stock vest on the first anniversary of the date of grant and have an exercise price of $0.59, the closing price of the Company’s common stock as reported on the OTC Bulletin Board regulated quotation service on January 5, 2009, the date of grant.  The restricted stock granted will vest upon the approval of a New Drug Application for Lymphoseek by the United States Food and Drug Administration or the approval of marketing authorization for Lymphoseek by the European Medicines Agency.  The aggregate number of equity awards outstanding at March 15, 2010 for each Director is set forth in the footnotes to the beneficial ownership table provided above.  Directors who are also officers or employees of Neoprobe do not receive any compensation for their services as directors.

The following table sets forth certain information concerning the compensation of non-employee Directors for the fiscal year ended December 31, 2009.

Name	(a) Fees Earned or Paid in Cash	(b),(c) Option Awards	(d),(e) Restricted Stock Awards	Total Compensation

Carl J. Aschinger, Jr.	$42,000	$4,294	$32,970	$79,264
Reuven Avital	28,500	4,294	32,970	65,764
Kirby I. Bland, M.D.	27,500	4,294	32,970	64,764
Owen E. Johnson, M.D.	28,000	4,294	32,970	65,264
Fred B. Miller	43,500	4,294	32,970	80,764
Gordon A. Troup	33,500	4,294	32,970	70,764
J. Frank Whitley, Jr.	29,000	4,294	32,970	66,264

(a)
Amount represents fees earned during the fiscal year ended December 31, 2009 (i.e., the year to which the service relates).  Quarterly retainers and meeting attendance fees are paid during the quarter following the quarter in which they are earned.

(b)
Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.  Assumptions made in the valuation of stock option awards are disclosed in Note 1(o) of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission March 31, 2010, a copy of which has been delivered to stockholders with this proxy statement.

(c)	At December 31, 2009, the non-employee directors held an aggregate of 1,065,000 options to purchase shares of common stock of the Company.
(d)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(e)	At December 31, 2009, the non-employee directors held an aggregate of 210,000 shares of unvested restricted stock.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees.  The code of business conduct and ethics is posted on our website at www.neoprobe.com.  The code of business conduct and ethics may be also obtained free of charge by writing to Neoprobe Corporation, Attn: Chief Financial Officer, 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In July 2007, David C. Bupp, our President and CEO, and certain members of his family (the Bupp Investors) purchased a $1.0 million convertible note (the Bupp Note) and warrants.  The note bears interest at 10% per annum, had an original term of one year and is repayable in whole or in part with no penalty.  The note is convertible into shares of our common stock at a price of $0.31 per share, a 25% premium to the average closing market price of our common stock for the 5 days preceding the closing of the transaction.  As part of this transaction, we issued the Bupp Investors Series V Warrants to purchase 500,000 shares of our common stock at an exercise price of $0.31 per share, expiring in July 2012.  In connection with the Securities Purchase Agreement, dated as of December 26, 2007 (the Montaur Purchase Agreement), by and between the Company and Platinum-Montaur Life Sciences, LLC (Montaur), the term of the $1.0 million Bupp Note was extended to December 27, 2011, one day following the maturity date of the 10% Series A and B Convertible Senior Secured Promissory Notes issued to Montaur pursuant to the Montaur Purchase Agreement.  In consideration for the Bupp Investors’ agreement to extend the term of the Bupp Note pursuant to an Amendment to the Bupp Purchase Agreement, dated December 26, 2007, we agreed to provide security for the obligations evidenced by the Amended 10% Convertible Note in the principal amount of $1,000,000, due December 31, 2011, executed by Neoprobe in favor of the Bupp Investors (the Amended Bupp Note), under the terms of a Security Agreement, dated December 26, 2007, by and between Neoprobe and the Bupp Investors (the Bupp Security Agreement).  This security interest is subordinate to the security interest of Montaur.  As further consideration for extending the term of the Bupp Note, we issued the Bupp Investors an additional 500,000 Series V warrants to purchase our common stock at an exercise price of $0.32 per share, expiring in December 2012.  The largest amount of principal outstanding under the Amended Bupp Note during the fiscal year ended December 31, 2009, was $1 million, and the Amended Bupp Note had an outstanding principal amount of $1 million on May 24, 2010.  We made interest payments due under the Amended Bupp Note totaling $100,000 during the fiscal year ended December 31, 2009, but did not make any payments of principal.

In December 2007, we entered into the Montaur Purchase Agreement, pursuant to which we issued Montaur a 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the Series A Note) and a five-year Series W Warrant to purchase 6,000,000 shares of our common stock, $.001 par value per share, at an exercise price of $0.32 per share.  At the time of issuance, Montaur had the right to convert $3.5 million of the Series A Note into shares of our common stock at the conversion price of $0.26 per share.  The Montaur Purchase Agreement also provided for two further tranches of financing, a second tranche of $3 million in exchange for a 10% Series B Convertible Senior Secured Promissory Note along with a five-year Series X Warrant to purchase shares of our common stock, and a third tranche of $3 million in exchange for 3,000 shares of our 8% Series A Cumulative Convertible Preferred Stock and a five-year Series Y Warrant to purchase shares of our common stock.  Closings of the second and third tranches were subject to the satisfaction by the Company of certain milestones related to the progress of the Phase 3 clinical trials of our Lymphoseek radiopharmaceutical product.

In April 2008, following our receipt of clearance from FDA to commence a Phase 3 clinical trial for Lymphoseek in patients with breast cancer or melanoma, we amended the Montaur Purchase Agreement provisions related to the second tranche and issued Montaur a 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, also due December 26, 2011 (the Series B Note, and hereinafter referred to collectively with the Series A Note as the Montaur Notes), and a five-year Series X Warrant to purchase 8,333,333 shares of our common stock at an exercise price of $0.46 per share.  Montaur may convert the Series B Note into shares of our common stock at the conversion price of $0.36 per share.  Provided we have satisfied certain conditions stated therein, we may elect to make payments of interest due under the Montaur Notes in registered shares of our common stock.  If we choose to make interest payments in shares of common stock, the number of shares of common stock to be applied against any such interest payment will be determined by reference to the quotient of (a) the applicable interest payment divided by (b) 90% of the average daily volume weighted average price of our common stock on the OTCBB (or national securities exchange, if applicable) as reported by Bloomberg Financial L.P. for the five days upon which our common stock is traded on the OTCBB immediately preceding the date of the interest payment.

In December 2008, after we obtained 135 vital blue dye lymph nodes from patients who had completed surgery and the injection of the drug in a Phase 3 clinical trial of Lymphoseek in patients with breast cancer or melanoma, we issued Montaur 3,000 shares of our 8% Series A Cumulative Convertible Preferred Stock (the Preferred Stock) and a five-year Series Y Warrant (hereinafter referred to collectively with the Series W Warrant and Series X Warrant as the Montaur Warrants) to purchase 6,000,000 shares of our common stock, at an exercise price of $0.575 per share, also for an aggregate purchase price of $3,000,000.  Montaur may convert each share of the Preferred Stock into a number of shares of our common stock equal to the quotient of (a) the Liquidation Preference Amount of the shares of Preferred Stock by (b) the Conversion Price. The “Liquidation Preference Amount” for the Preferred Stock is $1,000 and the “Conversion Price” of the Preferred Stock was set at $0.50 on the date of issuance, thereby making the shares of Preferred Stock convertible into an aggregate 6,000,000 shares of our common stock, subject to adjustment as described in the Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Cumulative Convertible Preferred Stock.  We may elect to pay dividends due to Montaur on the shares of Preferred Stock in registered shares of our common stock.  The number of shares of common stock to be applied against any such dividend payment will be determined by reference to the quotient of (a) the applicable dividend payment by (b) 90% of the average daily volume weighted average price of our common stock on the OTCBB (or national securities exchange, if applicable) as reported by Bloomberg Financial L.P. for the five days upon which our common stock is traded on the OTCBB immediately preceding the date of the dividend payment.

On July 24, 2009, we entered into a Securities Amendment and Exchange Agreement with Montaur, pursuant to which Montaur agreed to the amendment and restatement of the terms of the Montaur Notes, the Preferred Stock, and the Montaur Warrants.  The Series A Note was amended to grant Montaur conversion rights with respect to the $3.5 million portion of the Series A Note that was previously not convertible.  The newly convertible portion of the Series A Note is convertible at $0.9722 per share.  The amendments also eliminated certain price reset features of the Montaur Notes, the Preferred Stock and the Montaur Warrants that had created significant non-cash derivative liabilities on the Company’s balance sheet.  In conjunction with this transaction, we issued Montaur a Series AA Warrant to purchase 2.4 million shares of our common stock at an exercise price of $0.97 per share, expiring in July 2014.  The change in terms of the Montaur Notes, the Preferred Stock and the Montaur Warrants was treated as an extinguishment of debt for accounting purposes.  The Company recorded an additional $5.6 million in mark-to-market adjustments related to the increase in the Company’s common stock from June 30 to July 24, 2009.  As a result of the extinguishment treatment associated with the elimination of the price reset features, the Company also recorded $16.2 million in non-cash loss on the extinguishment and reclassified $27.0 million in derivative liabilities to additional paid-in capital.  Following the extinguishment, the Company’s balance sheet reflects the face value of the $10 million due to Montaur pursuant to the Montaur Notes.  In connection with this transaction, Montaur exercised 2,844,319 Series Y Warrants in exchange for issuance of 2,844,319 shares of our common stock, resulting in gross proceeds of $1,635,483 received in July 2009.  Montaur also exercised their remaining 3,155,681 Series Y Warrants in exchange for issuance of 3,155,681 shares of our common stock, resulting in additional gross proceeds of $1,814,517 received in September 2009. The largest amount of principal outstanding under the Montaur Notes during the fiscal year ended December 31, 2009, was $10 million, and the Montaur Notes had an outstanding principal amount of $10 million on May 24, 2010.  We made interest payments due under the Montaur Notes totaling $1 million, in cash and Company stock, during the fiscal year ended December 31, 2009, but did not make any payments of principal.

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002.  A related person is an executive officer, director or more than 5% stockholder of Neoprobe, including any immediate family members, and any entity owned or controlled by such persons.  Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions.  In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission.  Copies of the reports are required by SEC regulation to be furnished to us.  Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2009, except for Gordon Troup, who had one late Form 4 filing related to Company stock that he purchased on the open market in May 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP (“BDO Seidman”) was engaged as the Company’s independent registered public accounting firm on September 27, 2005, and has audited the Company’s financial statements for each of the five fiscal years in the period ended December 31, 2009.  The Audit Committee has selected BDO Seidman as the Company’s independent registered public accounting firm for purposes of auditing our financial statements for the current fiscal year ending December 31, 2010.  Although not required, the Board of Directors is submitting its selection to the stockholders of the Company for ratification.  The Board of Directors will reconsider the appointment of BDO Seidman if its selection is not ratified by the shareholders.  A representative of BDO Seidman is expected to be present at the Annual Meeting.  The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR ratification of its appointment of BDO Seidman.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees.  The aggregate fees billed and expected to be billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s annual consolidated financial statements for the 2009 fiscal year, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2009 fiscal year, consents related to the Company’s registration statements filed during the 2009 fiscal year, and consulting services related to the Company’s modification of certain debt and equity instruments during the 2009 fiscal year were $183,400 (including direct engagement expenses).  The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s annual consolidated financial statements for the 2008 fiscal year, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2008 fiscal year, and consents related to the Company’s registration statements filed during the 2008 fiscal year were $177,540 (including direct engagement expenses).

Audit-Related Fees.  No fees were billed by BDO Seidman, LLP for audit-related services for the 2009 or 2008 fiscal years.

Tax Fees.  No fees were billed by BDO Seidman, LLP for tax-related services for the 2009 or 2008 fiscal years.

All Other Fees.  No fees were billed by BDO Seidman, LLP for other services for the 2009 or 2008 fiscal years.

Pre-approval Policy.  The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

COST OF SOLICITATION OF PROXIES

We will pay the cost of this solicitation.  We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Stockholders may find the following information on the Company’s website at www.neoprobe.com.

•	Neoprobe’s Code of Business Conduct and Ethics

•	Management and Board of Director biographies

•	Information regarding securities transactions by directors and officers

•	Standing Committee Charters – Audit Committee, and Compensation and Nominating and Governance Committee

STOCKHOLDER PROPOSALS

A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2011 must be received by the Company before March 19, 2011, at its executive offices, Attention: Brent Larson.  Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2011 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after June 1, 2011.

A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of our By-Laws.  A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367, Attention: Brent Larson.  In order for a stockholder to nominate a candidate for the Board of Directors election at the 2011 Annual Meeting, notice of the nomination must be delivered to the Company’s executive offices, Attention: Brent Larson, before March 19, 2011.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting.  If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

INCORPORATION BY REFERENCE

We have incorporated a description of certain assumptions made in the valuation of: (1) stock option awards and restricted stock awards disclosed in the executive compensation table on page 10; and (2) stock option awards disclosed in the directors compensation table on page 19, of this proxy statement by reference to Note 1(o) of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, a copy of which has been delivered to stockholders with this proxy statement.